UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2008

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, 4th Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 9, 2008, Manhattan Pharmaceuticals, Inc. (the "Company"), Hedrin Pharmaceuticals K/S (“Hedrin K/S”), Hedrin Pharmaceuticals General Partner ApS (“Hedrin GP”) and Nordic Biotech Venture Fund II K/S (“Nordic”) entered into an amendment to the Joint Venture Agreement dated January 31, 2008 for the development and commercialization of Hedrin for the North American market. The amendment provides, among other things, for the separation of the final tranche of cash and equity, which was originally due upon a specific milestone related to the designation of HedrinTM as a medical device, into two separate installments. The first installment is payable by June 30, 2008 and the second installment is payable upon device classification by the U.S. Food & Drug Administration (“FDA”).

Under the terms of the amended agreement, the joint venture entity, Hedrin K/S, is scheduled to receive the first installment of $1.25 million in cash from Nordic by June 30, 3008. Hedrin K/S will then distribute $1.0 million in cash to Manhattan Pharmaceuticals and equity to each of Manhattan Pharmaceuticals and Nordic sufficient to maintain their respective ownership interests at 50%. In the second installment, due upon classification of Hedrin by the FDA as a Class II or Class III medical device, Hedrin K/S will receive $1.25 million in cash from Nordic, and will then distribute $0.5 million cash to Manhattan Pharmaceuticals and equity to each of Manhattan Pharmaceuticals and Nordic sufficient to maintain their respective ownership interests at 50%. The total of both installments results in the payment and distribution of the same aggregate amounts agreed to under the original joint venture agreement.

Upon fulfillment of the final tranche, Hedrin K/S will have received a total of $1.5 million cash to be applied toward the development and commercialization of Hedrin in North America. All costs associated with the Hedrin project including any necessary U.S. clinical trials, patent costs, and future milestones owed to the original licensor, Thornton & Ross Limited, are the responsibility of Hedrin K/S.

If classification of Hedrin by the FDA as a Class II or Class III medical device is not received by June 30, 2009, then Nordic will not be obligated to make the second installment payment and Nordic will receive an additional 20% ownership of the joint venture and enhanced control over the joint venture's operations and other important decision-making.

The foregoing description of the amendment is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.1 and incorporated by reference as if fully set forth herein.

Item 8.01 Other Events.

On June 12, 2008, the Company issued a press release regarding the status of the regulatory approvals for its non-insecticide treatment for pediculosis (head lice), Hedrin™ and the amendment to the joint venture agreement between the Company, Hedrin K/S, Hedrin GP and Nordic. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	OMNIBUS AMENDMENT TO JOINT VENTURE AGREEMENT dated June 9, 2008
99.1	Press Release Issued June 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: June 12, 2008	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Financial Officer